Exhibit 10.1

EXECUTION COPY

April 7, 2014

Mr. James L. Dolan

Cablevision Systems Corporation

1111 Stewart Avenue

Bethpage, New York 11714

Re:	Employment Agreement

Dear Jim:

This letter will confirm the agreement of Cablevision Systems Corporation (the “Company”) and you to make certain amendments to your existing employment agreement, dated as of December 24, 2009, between you and the Company as amended to date (the “Existing Employment Agreement”).

1. Section 1 of the Existing Employment Agreement is hereby modified to delete the phrase “President and” from the first and second sentences of that Section.

2. The first sentence of Section 8 of the Existing Employment Agreement is hereby modified to delete the following language after the word “terminated”: “(i) for any reason by you during the thirteenth month following a “Change in Control” (as defined in Annex A) of the Company” and to replace such language with the following language: “(i) [intentionally omitted]”

3. The first sentence of Section 12 of the Existing Employment Agreement is hereby modified to delete the following language after the word “terminated”: “(i) for any reason by you during the thirteenth month following a “Change in Control” (as defined in Annex A) of the Company” and to replace such language with the following language: “(i) [intentionally omitted]”.

4. Except as set forth herein, the Existing Employment Agreement, as amended to date (including, without limitation, Section 4 of that certain amendment to the Existing Employment Agreement entered into as of February 27, 2013) shall continue in full force and effect in accordance with its terms. The Existing Employment Agreement together with this letter agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that state.

If the foregoing correctly sets forth your understanding, kindly execute a counterpart of this letter in the place provided below whereupon this letter shall become a binding agreement between you and the undersigned.

CABLEVISION SYSTEMS CORPORATION

/s/ Gregg G. Seibert
By:	Gregg G. Seibert
Title:	Vice Chairman & Chief Financial Officer

Accepted and Agreed:

/s/ James L. Dolan
James L. Dolan